UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2014

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Election

On December 14, 2014, the Board of Directors of American Tower Corporation (the “Company”) elected Craig Macnab as a director and member of its Audit Committee, effective immediately. In accordance with the Company’s Amended and Restated By-Laws, Mr. Macnab will serve as a director until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. As compensation for his service on the Board, Mr. Macnab will receive the Company’s standard compensation for non-employee directors.

Mr. Macnab has served as Chief Executive Officer of National Retail Properties, Inc., a publicly traded real estate investment trust (“REIT”), since February 2004 and as Chairman of the Board since February 2008. Prior to joining National Properties, Mr. Macnab was the Chief Executive Officer, President and a Director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003. Mr. Macnab currently serves as a director of DDR Corp., and previously served as a director Eclipsys Corporation. Mr. Macnab is also a member of the Board of Governors of NAREIT.

On December 18, 2014, the Company issued a press release announcing the appointment of Mr. Macnab to the Board, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: December 18, 2014	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 18, 2014.